SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2019

MARIJUANA COMPANY OF AMERICA, INC.

(Exact Name of Registrant as Specified in its Charter)

Utah (State or other jurisdiction of incorporation or organization)	Commission File Number 000-27039	94-1246221 (I.R.S. Employer Identification Number)

1340 West Valley Parkway Suite #205 Escondido, California 92029

(Address of Principal Executive Offices and Zip Code)

(888) 777-4362
(Issuer's telephone number)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Section 5 - Registrant’s Business and Operations

Item 5.02(e) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On August 31, 2018, the Company engaged Mr. Jesus Quintero as its Chief Financial Officer. There was no arrangement or understanding between the Company and Mr. Quintero or any other person pursuant to which Mr. Quintero was selected as an officer. There exists no family relationship between any director or executive officer of the Company and Mr. Quintero. The Company and Mr. Quintero entered into a written contract, in which Mr. Quintero agreed to render services as Chief Financial Officer to the Company. The Company agreed to compensate Mr. Quintero with a monthly fee of $1,500.00 and a one-time issuance of 250,000 shares of the Company’s common stock. On January 10, 2019, the Company and Mr. Quintero entered into an amendment to their agreement that modified monthly compensation from $1,500 to $3,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated January 10, 2019

MARIJUANA COMPANY OF AMERICA, INC.

By: /s/ Donald Steinberg

Donald Steinberg

Chief Executive Officer

(Principal Executive Officer)

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